INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed consolidated financial statements present Staffing 360 Solutions, Inc. and Subsidiaries (“the “Company” or the “Purchaser”) and Poolia UK Ltd. (“Poolia UK”) as follows: (i) unaudited pro forma condensed consolidated statements of operations for the year ended May 31, 2013 for Staffing 360 Solutions, Inc. and Poolia UK; (ii) unaudited pro forma condensed consolidated statements of operations for the nine (9) months ended February 28, 2014 for the Purchaser and Poolia UK (iii) unaudited pro forma condensed consolidated balance sheet as of February 28, 2014 for the Purchaser and Poolia UK. The unaudited pro forma condensed consolidated statements of operations are presented as if the acquisition had occurred on June 1, 2012. The unaudited pro forma condensed consolidated balance sheets gives effect to the transaction as if it occurred on February 28, 2014.

The unaudited pro forma condensed consolidated financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of Staffing 360 Solutions, Inc. and Poolia UK included in this Form 8-K.

We anticipate that the acquisition will provide the Company the ability to integrate the business of Poolia UK into the Company’s existing staffing business within the expected timeframe which would enable the Company to operate more effectively and efficiently and to create synergy hence lower costs of operations. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of increased revenues due to synergies or cost savings on operating expenses and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

•	changes in the trading price for Staffing 360 Solutions, Inc.’s common stock;

•	net cash used or generated in Poolia UK’s operations between the signing of the Stock Purchase Agreement and completion of the acquisition;

•	other changes in Poolia UK’s net assets that occur prior to the completion of the acquisition, which could cause material changes in the information presented below;

•	changes in the financial results of the combined company; and

•	changes in the estimated fair value of the acquired intangible assets

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed consolidated financial statements should be read together with:

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•	the accompanying notes to unaudited pro forma consolidated financial information;

•	the audited financial statements of Poolia UK for the years ended December 31, 2013 and 2012 and the notes relating thereto;

•	the unaudited consolidated financial statements of Staffing 360 Solutions, Inc. as of February 28, 2014 and the notes relating thereto;

•	the audited consolidated financial statements of Staffing 360 Solutions, Inc. for the year ended May 31, 2013 and the notes relating thereto;

Acquisition of Poolia UK Ltd.
Cash		$1,577,000

Acquired Assets	1,208,000

Acquired Liabilities	632,000

Net assets acquired		576,000
TOTAL		$1,001,000

Breakdown of Total:
Intangible		$100,000
Goodwill		901,000
		$1,001,000

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STAFFING 360 SOLUTIONS, INC.

Pro Forma Condensed Consolidated Balance Sheet

As at February 28, 2014

(unaudited)

	Staffing 360 Solutions, Inc.	Poolia UK Limited	Pro Forma Adjustments	Note Reference	Pro Forma Consolidated

Assets
Current Assets:
Cash and cash equivalents	$643,262	$365,515	$(1,037,246)	(1)	$844,198
			872,667	(2)
Accounts receivable, net	12,583,828	692,540	(49,374)	(1)	13,226,994
Other receivable	248,431	-	-		248,431
Prepaid expenses and other current assets	557,330	119,659	-		676,989
Total Current Assets	14,032,851	1,177,714	(213,953)		14,996,612
Property and equipment, net	397,680	-	3,291	(1)	400,971
Goodwill	13,928,309	-	900,528	(1)	14,828,837
Intangible assets, net	3,652,205	-	100,059	(1)	3,752,264
Other assets	1,527,255	76,266	(192,866)	(1)	1,410,655
Total Assets	$33,538,300	$1,253,980	$597,059		$35,389,339

Liabilities and Shareholders' Equity
Current Liabilities:
Line of credit	$7,694,519	$-	$-		$7,694,519
Accounts payable and other liabilities	5,892,715	500,055	131,664	(1)	6,524,434
Accounts payable - related parties	95,502	2,999,859	(2,999,859)	(1)	95,502
Amount due for acquisition	-	-	346,653	(1)	346,653
Debt	4,566,585	-	872,667	(2)	5,439,252
Total Current Liabilities	18,249,321	3,499,914	(1,648,875)		20,100,360

Long-term debt	5,918,000	-	-		5,918,000

Shareholders' Equity
Common stock	275	19,160	(19,160)	(1)	275

Additional paid in capital	16,672,785	-	-		16,672,785

Accumulated deficit	(7,302,081)	(2,265,094)	2,265,094	(1)	(7,302,081)

Total Shareholders' Equity	9,370,979	(2,245,934)	2,245,934		9,370,979
Total Liabilities and Shareholders' Equity	$33,538,300	$1,253,980	$597,059		$35,389,339

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements

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STAFFING 360 SOLUTIONS, INC.

Pro Forma Condensed Consolidated Statements of Operations

Year Ended May 31, 2013

(unaudited)

	Staffing 360 Solutions, Inc.	Poolia UK Limited	Pro Forma Adjustments	Note Reference	Pro Forma Consolidated

Revenue	$647,731	$8,508,021	$-		$9,155,752
Cost of Goods Sold	448,507	6,007,374	-		6,455,881
Gross Profit	199,224	2,500,647	-		2,699,871

Expenses
Selling, general and administrative	2,156,795	2,530,210	25,015	(3)	4,889,700
			177,680	(5)
Director and related party consulting fees	476,129	249,846	-		725,975
Total operating expenses	2,632,924	2,780,056	202,695		5,615,675

Loss from operations	(2,433,700)	(279,409)	(202,695)		(2,915,804)

Other Expense
Interest expense	(1,010,629)	-	-		(1,010,629)
Interest expense - related party	(853)	-	-		(853)
Gain on settlement of debt	40,000	-	-		40,000
Loss before provision for income tax	(3,405,182)	(279,409)	(202,695)		(3,887,286)

Income tax expense	-	-
Net loss	$(3,405,182)	$(279,409)	$(202,695)		$(3,887,286)

Loss per share (basic and diluted)	$(0.43)				$(0.50)
Weighted average shares outstanding	7,835,453				7,835,453

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements

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STAFFING 360 SOLUTIONS, INC.

Pro Forma Condensed Consolidated Statements of Operations

Nine months ended February 28, 2014

(unaudited)

	Staffing 360 Solutions, Inc.	Poolia UK Limited	Pro Forma Adjustments	Note Reference	Pro Forma Consolidated

Revenue	$20,215,781	$4,408,277	$-		$24,624,058
Cost of Goods Sold	15,689,615	3,147,092	-		18,836,707
Gross Profit	4,526,166	1,261,185	-		5,787,351

Expenses
Selling, general and administrative	6,853,883	1,600,605	18,761	(4)	8,473,249
Director and related party consulting fees	370,000	109,342	-		479,342
Total operating expenses	7,223,883	1,709,947	18,761		8,952,591

Loss from operations	(2,697,717)	(448,762)	(18,761)		(3,165,240)

Other Expense
Interest expense	(229,491)	-	-		(229,491)
Amortization of debt related costs	(687,556)	-	-		(687,556)
Loss before provision for income tax	(3,614,764)	(448,762)	(18,761)		(4,082,287)

Income tax expense	-	-	-		-
Net loss	$(3,614,764)	$(448,762)	$(18,761)		$(4,082,287)

Loss per share (basic and diluted)	$(0.23)				$(0.26)
Weighted average shares outstanding	15,805,916				15,805,916

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements

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Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

To reflect the acquisition of Poolia UK Ltd. through the aggregate consideration of $1,576,831. The aggregate consideration paid by the Company to Poolia UK for the sale and purchase of the business and assets was £500,000 (approximately $823,000) (the “Fixed Consideration”), plus an amount equal to the net asset value at the completion date of the acquisition (the “NAV Consideration,” together with the Fixed Consideration, collectively, the “Purchase Price”). The Fixed Consideration and a sum of £250,000 (approximately $411,000), being an advance payment of the NAV Consideration, was paid in full in cash on Closing. On February 28, 2014, the Company paid $1,230,178. The balance of the NAV Consideration totaling $346,653 will be paid by the Company to Poolia UK by June 30, 2014 for total consideration of $1,576,831.

The resultant Intangible asset from the acquisition of Poolia UK totaling $100,059 includes client relationships and employment agreements. The preliminary valuation and classification are subject to change pending an appraisal of the acquisition of Poolia. The accompanying unaudited consolidated statements of operations for the year ended May 31, 2013, reflect the amortization of this Intangible asset as if the acquisition had occurred at the inception of the period, and the expense of the intangible asset had been in effect for the entire period. The Intangible asset is being amortized over the estimated useful life of the asset of four (4) years. The resultant Goodwill from the acquisition of Poolia UK has been deemed assets in excess of cost.

Entry # 1	Dr	Cr
Intangible asset	100,059
Goodwill	900,528
Accounts payable – related parties	2,999,859
Common stock	19,160
Property and equipment	3,291
Cash		1,037,246
Accumulated deficit		2,265,094
Other assets		192,866
Accounts receivable		49,374
Accounts payable and other liabilities		131,664
Amount due for acquisition		346,653

To reflect funds raised from accounts receivable financing through a financial institution for a total of $872,667.

Entry #2	Dr	Cr
Cash	872,667
Debt		872,667

To reflect amortization of the Intangible asset over a twelve (12) month period.

Entry #3	Dr	Cr
Amortization of Intangible asset	25,015
Accumulated amortization		25,015

To reflect amortization of the Intangible asset over a nine (9) month period

Entry #4	Dr	Cr
Amortization of Intangible asset	18,761
Accumulated amortization		18,761

To reflect professional fees associated with purchase of Poolia UK Ltd.

Entry #5	Dr	Cr
Selling, general and administrative	177,680
Accounts payable		177,680

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